Consent of Independent Accountants

We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 1 to the registration statement on Form S-6 (the "Registration Statement") of our report dated March 10, 1997, relating to the statutory financial statements of Prudential Insurance Company of America, which appears in such Prospectus.

We also consent to the reference to us under the heading "Experts" in the Prospectus.

/s/ PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York  10036
May 12, 1997


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